EXHIBIT 32

Certification of Periodic Financial Report Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350 and in connection with the Quarterly Report on Form 10-Q of Pinnacle Airlines Corp. for the quarterly period ended June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Sean E. Menke, the Chief Executive Officer, and Edward M. Christie III, the Chief Financial Officer, hereby certify that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Signature	Title	Date

/s/ Sean E. Menke	President and Chief Executive Officer	August 4, 2011
Sean E. Menke

/s/ Edward M. Christie III	Vice President and Chief Financial Officer	August 4, 2011
Edward M. Christie III